UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule14a-12
FINANCIAL INVESTORS TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(Alps) Financial Investors Trust

October 14th, 2011

Adjournment Meeting Date: October 28th, 2011

1-877-826-0885

Final Solicitation Script

Greeting:

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms.

, my name is <Agent Name> and I am calling on behalf of Financial Investors Trust on a recorded line.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on October 14th, 2011 and have not received your proxy. The meeting adjourned to October 28th, 2011. Your participation is now critical to ensure that your Fund is not closed and liquidated. The Board of Trustees of the Funds recommends that you vote FOR each proposal. Would you like to vote along with the recommendations of the board?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is <Agent Name>, a proxy voting specialist on behalf of Financial Investors Trust. Today’s date is <Date> and the time is <Time> (AM/PM) Eastern Time.

Mr./Ms.

, I have recorded your [FOR / AGAINST / ABSTAIN] vote for all of your Financial Investors Trust accounts and will be sending you a written confirmation for each.  If you wish to make any changes you may contact us by calling 1-877-826-0885. Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, (For email the only way to vote is to call 1-877-826-0885, the number is listed in the body of the email) (For re-mail) one of which is to call us back at the toll free number listed in the materials (1-877-826-0885).

If Not Interested:

(Use rebuttal) I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important and your participation is now critical to ensure that Financial Investors Trust is not closed and liquidated. Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is _______________ and I am a proxy voting specialist for Financial Investors Trust.  You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on October 14th, 2011. The meeting adjourned to October 28th, 2011.

Your participation is very important.  To vote over the telephone, call toll-free at 1-877-826-0885 and a proxy voting specialist will assist you with voting your shares.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

                      AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Proxy Service Center calling with an important message on behalf of Financial Investors Trust.  You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on October 14th, 2011. The meeting adjourned to October 28th, 2011.

Your participation is very important.  To vote over the telephone, call toll-free at 1-877-826-0885 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

“Thank you for calling the Proxy Services Center for Financial Investors Trust.  Our offices are now closed.  Please call us back during our normal business hours  which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM  Eastern Time.  Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Proxy Services Center for Financial Investors Trust. Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Proxy Services Center for Financial Investors Trust. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Financial Investors Trust, please contact your Financial Advisor or call Financial Investors Trust at 1-866-759-5679. Thank you for investing with Financial Investors Trust."

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